Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


  Name                Percentage Ownership            State of Incorporation
  ----                --------------------            ----------------------
  Kolar, Inc. *        100 %                           Delaware


      * Currently in the process of liquidating its assets.